EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report on Form 10-QSB of VisualMED Clinical Solutions Corp. (the “Company”) for the quarter ended September 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Gerard Dab, Principal Executive Officer, Secretary and a member of the Board of Directors of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

      (2) The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Gerard Dab
 Gerard Dab
Principal Executive Officer, Secretary and a member
of the Board of Directors

November 14th, 2007

     This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934 (15 U.S.C. 78r), as amended.

(The accompanying notes are an integral part of these consolidated financial statements)